Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2002, except for Note 18, as to which the date is February 28, 2002, relating to the consolidated financial statements and financial statement schedule of eLoyalty Corporation, which appears in the Current Report on Form 8-K dated June 19, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
November 5, 2002